Exhibit 99.1

Soluna Announces Monthly Business Update

ALBANY, NY, May 7, 2026 – Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced its April 2026 project site-level operations, developments, and updates.

The Company has provided the following Corporate and Site Updates.

Key Company Metrics:

The monthly metrics are now available here.

Corporate Highlights:

●	Soluna closed its $53M acquisition of the Briscoe Wind Farm, achieving full vertical integration and direct ownership of a renewable generation asset for the first time. Read more

●	Soluna acquired full ownership of Project Dorothy 1A, accelerating the site’s development toward an AI-ready campus and deepening our vertical integration strategy. Read more

●	Soluna and Sazmining launched a 3 MW Bitcoin mining operation at Project Dorothy 1B, adding a new hosting partner to our growing Dorothy campus. Read more

●	Soluna announced its fourth expansion with Blockware, surpassing 17 MW of total hosting capacity and reinforcing the depth of our long-term partner relationships. Read more

●	Soluna regained compliance with Nasdaq listing requirements. Read more

●	CEO John Belizaire participated in the Water Tower Research Insights Conference, speaking to our infrastructure model and the AI energy opportunity. Read more

●	CEO John Belizaire joined Disruptor Investor for an X Spaces conversation on Soluna’s positioning at the intersection of renewable energy and AI infrastructure. Listen here

●	Soluna was featured in Power Mining Analysis’ Deep Dive series, highlighting our behind-the-meter model and pipeline advantage. Watch here

●	Luxor published a case study on Soluna, spotlighting our operational approach and execution track record. Learn more

Key Project Updates:

Project Dorothy 1A (25 MW, Bitcoin Hosting) / Project Dorothy 1B (25 MW, Bitcoin Prop-Mining):

●	Transformer repair work impacted the availability of two MDCs at D1A. We expect the MDCs to return to service in early May, at which point D1A will return to full capacity.

●	Prop mining at D1B has been further consolidated following the execution of the hosting agreement with Saz Mining, with two MDCs of S21XP units deployed. D1B now has 6 MDCs planned for hosting and 16 MDCs for prop mining.
●	Deployments for hosting customers to reach full capacity are ongoing, and prop mining will remain operational in the designated hosting MDCs until hosted miners are received.

Project Dorothy 2 (48 MW, Bitcoin Hosting):

●	Operations remained strong for the month, with all customers at full capacity.

Project Sophie (25 MW, Bitcoin Hosting):

●	Operations remained strong for the month, with all customers at full capacity.

Project Kati 1 (83 MW Under Construction, Bitcoin Hosting):

●	Operations for K1A Galaxy (48 MW) have remained steady for the month.
●	Construction of K1B (35 MW, Soluna MDCs / Cormint Containers): Cormint containers have been installed, and mechanical completion for the phase has been achieved. Power commissioning has commenced, and the phase is on track to complete the substation ahead of schedule. Construction of the remaining phases of Soluna MDCs remains on schedule.

Project Kati 2 (300+ MW, Under Development, AI/HPC Hosting):

●	The data center design process is now underway, with leading architectural and engineering firms selected from a competitive RFP process. are award-winning firms with deep experience in AI data center projects. Soluna expects to provide additional information on these engagements once contracts are finalized.
●	Hyperscaler and neocloud interest, due diligence, and discussions remain active. Additional parties have joined the process.
●	Geotechnical work was completed on the land parcel for the expansion.
●	The tax abatement process has begun.
●	Drafting of construction RFP underway.
●	Negotiations are underway on the initial gas engine purchase.

Project Dorothy 3 (300+ MW, Under Development, AI/HPC Hosting):

●	Initial 50 MW expansion interconnection load study underway with Goldenspread Electric Cooperative and ONCOR
●	~400 acres of land to support expansion under LOI; purchase agreement expected to close in the coming weeks
●	Fiber studies underway with leading fiber providers
●	Community relations task force established to proactively engage Briscoe County residents ahead of data center construction

Project Grace (2 MW Under Development, AI/HPC Hosting):

●	Soluna has partnered with the Siemens PTI team to lead technical modeling efforts. Siemens is conducting high-fidelity simulations to validate system performance under dynamic AI load conditions, including rapid demand fluctuations. This work focuses on ensuring the design supports voltage ride-through and mitigates SSO-related risks.
●	The design process is underway with a focus on ensuring technical readiness for AI/HPC deployment.

Pipeline Highlights:

●	Finalizing Power Purchase Agreements (PPAs) and Retail Electric Provider (REP) agreements for Project Annie.
●	Projects Annie and Fei continue to advance outside of the ERCOT Large Flexible Load Batch study process, leveraging the sub-75 MW interconnection pathway to accelerate development timelines.
●	Continuing to advance partnership opportunities and evaluate potential assets with multiple IPPs across the U.S. ISOs.

Customer Success:

●	Soluna and Sazmining announced our first 3 MW Bitcoin Mining Operation at Project Dorothy 1B.
●	Soluna announces fourth expansion with Blockware Solutions, surpassing 17 MW of Total Capacity.
●	Completing MW deployments across new & expanding partnership agreements secured previously at Project Dorothy 1 & 2.

View Soluna’s recent AMA here.

Soluna’s updated glossary of terms is available here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business and our expectations with respect to the development, construction, commissioning, and operation of our project pipeline, including Project Kati 1, Project Kati 2, Project Grace, the expansion of hosting arrangements at Project Dorothy 1B, [the expected return to service of equipment at Project Dorothy 1A], and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on March 30, 2026. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

LinkedIn: https://www.linkedin.com/company/solunaholdings/

X (formerly Twitter): x.com/solunaholdings

YouTube: youtube.com/c/solunacomputing

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Resource Center: solunacomputing.com/resources

Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

Contact Information

Public Relations

West of Fairfax for Soluna

Soluna@westof.co